Press Release

Ness Technologies Announces
Third Quarter 2007 Financial Results

Record Revenue, up 18%, and Record Backlog, up 22%, Year-over-Year with Earnings In Line with Management Guidance

Hackensack, NJ - November 5, 2007 - Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter ended September 30, 2007.

Third Quarter 2007 Highlights:

•	Revenues were $140.7 million, an all-time record, representing an increase of $21.6 million or 18%, compared to $119.1 million in the third quarter of 2006.

•	Operating income was $9.0 million, a decrease of $1.2 million or 12%, compared to $10.2 million in the third quarter of 2006.

•	Net income was $7.3 million, a decrease of $0.6 million or 8%, compared to $7.9 million in the third quarter of 2006.

•	Diluted net earnings per share were $0.19, compared to $0.22 in third quarter of 2006.

•	Non-GAAP net earnings per share were $0.22, compared to $0.24 in the third quarter of 2006 (1).

•	Backlog as of September 30, 2007 increased to a record $669 million, up 22% compared to $548 million as of September 30, 2006.

“Ness North America and Ness Europe both turned in strong year-over-year revenue growth - as well as excellent new bookings,” said Sachi Gerlitz, President and Chief Executive Officer of Ness Technologies. “We continued to focus on organic growth, and our strong increase in total backlog further confirms our strategic direction toward offshore and near-shore IT services. We resumed strong billable headcount growth in India in the quarter, as expected, following the consolidation of our back-office operations there during the second quarter. Our strategy of leveraging our global reach continues to bear fruit, as we won a large new multi-national deal involving an offshore center in India, a near-shore center in Eastern Europe and domain expertise from our Israel operations. Overall, we delivered very good results in the third quarter, despite continuing headwinds, as our fundamentals continue to be strong.”

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding Ness’ use of non-GAAP financial measures.

Ness Technologies Third Quarter 2007	Page 1 of 7

“We continued to focus on margin expansion and cash flow generation in the quarter,” stated Ofer Segev, Executive Vice President and Chief Financial Officer. “We continue to increase our selectivity on new engagements and on acquisitions. We are progressing steadily against our objectives of reducing DSOs and unbilled receivables, and we expect to make good progress on operating cash flows going forward.”

Guidance

Historically, Ness has included two components in its total guidance, representing its current operations and its future acquisitions.

For the full year, 2007, Ness narrows its guidance range for revenues from current operations (previously $542 million to $550 million) and diluted GAAP net earnings per share from current operations (previously $0.70 to $0.75) to revenues of $547 million to $550 million and diluted net earnings per share of $0.71 to $0.74. The company expects an additional contribution from future acquisitions in 2007 of $2 million to $5 million of revenues, and $0.01 to $0.03 of diluted GAAP net earnings per share.

On a non-GAAP basis, excluding stock-based compensation expenses and amortization of intangible assets, Ness expects to generate full year diluted net earnings per share from current operations in the range of $0.85 to $0.88. The company expects an additional non-GAAP contribution from future acquisitions in 2007 of $0.01 to $0.03 per diluted share.

In order to simplify its guidance, beginning in 2008 the company will no longer incorporate expectations from future acquisitions in its guidance.

Conference Call Details

Ness Technologies President and Chief Executive Officer, Sachi Gerlitz, and Chief Financial Officer, Ofer Segev, will conduct a conference call to discuss the third quarter 2007 results. The call, which will be simultaneously webcast, will be at 9:00 AM Eastern Time / 6:00 AM Pacific Time on Monday, November 5, 2007.

To access the Ness Technologies third quarter 2007 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-706-634-5453. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With over 7,700 employees, Ness maintains

Ness Technologies Third Quarter 2007	Page 2 of 7

operations in 17 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses non-GAAP measures of net income and earnings per share, which are adjustments from results based on GAAP to exclude non-cash stock-based compensation expenses in accordance with SFAS 123R and amortization of intangible assets, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and as such has determined that it is important to provide this information to investors.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email:  media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email:  investor@ness.com

Ness Technologies Third Quarter 2007	Page 3 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Statement of Operations Data:	(unaudited)		(unaudited)
Revenues	$119,135	$140,723	$342,791	$392,263
Cost of revenues	85,095	99,730	244,792	279,083
Gross profit	34,040	40,993	97,999	113,180

Selling and marketing	8,391	9,854	25,615	28,619
General and administrative	15,489	22,176	46,845	63,457
Total operating expenses	23,880	32,030	72,460	92,076

Operating income	10,160	8,963	25,539	21,104
Financial income (expenses), net	(492)	123	(1,130)	438
Other income (expenses), net	(8)	(117)	436	(173)
Income before taxes on income	9,660	8,969	24,845	21,369

Taxes on income	1,709	1,660	4,517	4,182
Equity in net losses of an affiliate	(13)	—	(103)	—
Net income	$7,938	$7,309	$20,225	$17,187

Basic net earnings per share	$0.22	$0.19	$0.57	$0.44
Diluted net earnings per share	$0.22	$0.19	$0.56	$0.43

Weighted average number of shares (in thousands) used in computing basic net earnings per share	35,910	39,130	35,471	39,035
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	36,897	39,399	36,427	39,548

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL FINANCIAL INFORMATION
U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
	(unaudited)		(unaudited)
GAAP net income	$7,938	$7,309	$20,225	$17,187
Stock-based compensation	204	411	522	1,015
Amortization of intangible assets	992	956	2,533	2,727
Taxes on amortization of intangible assets	(175)	(177)	(460)	(537)
Non-GAAP net income	$8,959	$8,499	$22,820	$20,391

GAAP Earnings per share (diluted)	$0.22	$0.19	$0.56	$0.43
Stock-based compensation	0.01	0.01	0.01	0.03
Amortization of intangible assets	0.03	0.02	0.07	0.07
Taxes on amortization of intangible assets	(0.00)	(0.00)	(0.01)	(0.01)
Non-GAAP Earnings per share (diluted)	$0.24	$0.22	$0.63	$0.52

Number of shares (in thousands) used in computing Non-GAAP earnings per share (diluted)	36,897	39,399	36,427	39,548

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NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Nine months ended September 30,
	2006	2007
	(unaudited)
Cash flows from operating activities:
Net income	$20,225	$17,187
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation-related expenses	522	1,015
Equity in net losses of affiliates	103	—
Currency fluctuation of long-term debt	247	103
Depreciation and amortization	8,594	8,948
Deferred income taxes, net	1,383	2,756
Loss on sale of property and equipment	105	198
Excess tax benefits related to exercise of options	628	(308)
Decrease (increase) in trade receivables, net	2,010	(2,812)
Increase in unbilled receivables	(18,554)	(1,506)
Increase in other accounts receivable and prepaid expenses	(5,575)	(8,631)
Decrease (increase) in inventories and work in progress	1,824	(1,977)
Increase in long-term prepaid expenses and other assets	(1,026)	(1,384)
Decrease in trade payables	(10,049)	(12,702)
Increase in advances from customers and deferred revenues	862	257
Decrease in other accounts payable and accrued expenses	(12,644)	(1,222)
Increase (decrease) in accrued severance pay, net	(103)	95
Net cash provided by (used in) operating activities	(11,448)	17

Cash flows from investing activities:
Net cash paid for acquisition of consolidated subsidiaries	(13,683)	(7,744)
Proceeds from sale of cost investment, net	—	1,866
Additional payments in connection with acquisitions of subsidiaries in prior periods	(5,162)	(10,241)
Proceeds from maturity of short-term bank deposits	35,211	107
Proceeds from sale of marketable securities	2,779	—
Proceeds from sale of property and equipment	597	240
Purchase of property and equipment and capitalization of software development costs for internal use	(9,396)	(7,699)
Capitalization of software development costs	(255)	—
Net cash provided by (used in) investing activities	10,091	(23,471)

Cash flows from financing activities:
Exercise of options	9,376	2,920
Excess tax benefits related to exercise of options	—	308
Short-term bank loans and credit, net	1,128	987
Proceeds from long-term debt	—	12,928
Principal payments of long-term debt	(4,038)	(3,822)
Net cash provided by financing activities	6,466	13,321

Effect of exchange rate changes on cash and cash equivalents	1,498	2,602
Increase (decrease) in cash and cash equivalents	6,607	(7,531)
Cash and cash equivalents at the beginning of the period	33,579	46,675
Cash and cash equivalents at the end of the period	$40,186	$39,144

Ness Technologies Third Quarter 2007	Page 5 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
Segment Data:	2006	2007	2006	2007
	(unaudited)		(unaudited)
Revenues:
Ness North America (1)	$22,627	$26,556	$69,748	$78,970
Technologies & Systems Group (TSG)	14,538	15,912	41,957	43,277
Ness Europe (1)	22,015	33,324	67,050	80,548
Ness Israel	50,652	47,947	138,966	147,716
Other (1)	9,303	16,984	25,070	41,752
	$119,135	$140,723	$342,791	$392,263
Operating Income (Loss):
Ness North America (1)	$2,653	$2,451	$8,804	$6,580
Technologies & Systems Group (TSG)	2,275	1,909	5,467	5,683
Ness Europe (1)	1,364	2,769	5,700	5,957
Ness Israel	4,621	2,139	9,158	7,785
Other (1)	589	1,900	1,001	3,309
Unallocated Expenses	(1,342)	(2,205)	(4,591)	(8,209)
	$10,160	$8,963	$25,539	$21,104
Geographic Data:

Revenues:
Israel	$60,362	$59,727	$165,864	$183,667
North America	29,625	33,379	92,940	97,135
Europe	24,970	40,616	70,849	93,324
Asia Pacific	4,178	7,001	13,138	18,137
	$119,135	$140,723	$342,791	$392,263

(1)
On January 1, 2007, we expanded our Managed Strategic Services (MSS) segment to include the non-financial services portions of Ness Innovative Business Services (formerly Innova), a component of our “Other” segment, and we changed the name of MSS to Ness North America; and we moved our Ness UK organization from our “Other” segment to our Ness Europe segment. 2006 results for these three segments have been reclassified to reflect the current organization of the segments.

Ness Technologies Third Quarter 2007	Page 6 of 7

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31,	September 30,
	2006	2007
		(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$46,675	$39,144
Restricted cash	518	595
Short-term bank deposits	1,509	1,514
Trade receivables, net of allowance for doubtful accounts	136,934	156,613
Unbilled receivables	28,635	40,913
Other accounts receivable and prepaid expenses	15,628	26,215
Inventories and work in progress	411	2,522
Total current assets	230,310	267,516

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	6,480	8,295
Investments at cost	1,193	1,274
Unbilled receivables	14,985	12,130
Deferred income taxes, net	7,529	5,347
Severance pay fund	42,321	46,996
Total long-term assets	72,508	74,042

Property and equipment, net	28,279	31,668
Intangible assets, net	8,336	9,060
Goodwill	201,718	230,501
Total assets	$541,151	$612,787

CURRENT LIABILITIES:
Short-term bank credit	$4,477	$15,843
Current maturities of long-term debt	4,420	1,644
Trade payables	42,602	41,577
Advances from customers and deferred revenues	30,135	33,919
Other accounts payable and accrued expenses	76,128	80,641
Total current liabilities	157,762	173,624

LONG-TERM LIABILITIES:
Long-term debt and other liabilities, net of current maturities	3,703	17,068
Accrued severance pay	47,031	54,233
Total long-term liabilities	50,734	71,301

Total stockholders' equity	332,655	367,862
Total liabilities and stockholders' equity	$541,151	$612,787

Ness Technologies Third Quarter 2007	Page 7 of 7